UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2016

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota (State or other jurisdiction of incorporation)	1-13471 (Commission File Number)	41-1656308 (IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota (Address of principal executive offices)	55445 (Zip Code)

Registrant’s telephone number, including area code (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Insignia Systems, Inc. (the “Company”) awarded 100,000 shares of restricted stock (the “Restricted Shares”) to Kristine A. Glancy pursuant to a restricted stock award agreement (the “Award Agreement”) and the Company’s 2013 Omnibus Stock and Incentive Plan.  One-fifth of the Restricted Shares will vest on May 13 of each year from 2017 through and including 2021.

In the event Ms. Glancy’s employment is terminated (i) by the Company for Disability (as defined in the Award Agreement) or without Cause (as defined in the Award Agreement), (ii) by Ms. Glancy for Good Reason (as defined in the Award Agreement) or (iii) due to Ms. Glancy’s death, then the number of Restricted Shares eligible to vest on the next applicable vesting date will vest as of the date of the applicable triggering event, and all remaining unvested Restricted Shares will be forfeited. If a Change in Control (as defined in the Award Agreement) occurs and the continuing or successor entity following such Change in Control fails to assume or replace the unvested Restricted Shares with new awards of equivalent value of such continuing or successor entity, then all unvested Restricted Shares shall automatically become 100% vested upon the date of the Change in Control.

The award of Restricted Shares was made pursuant to the shareholder-approved Insignia Systems, Inc. 2013 Omnibus Stock and Incentive Plan, a copy of which is on file with the Securities and Exchange Commission as Exhibit 10.2 to the Company’s Form 10-Q for the quarterly period ended June 30, 2015.

A copy of the Award Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Restricted Stock Award Agreement, dated May 13, 2016, between Insignia Systems, Inc. and Kristine A. Glancy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date: May 17, 2016	By	/s/ Kristine A. Glancy
		Name:	Kristine A. Glancy
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Restricted Stock Award Agreement, dated May 13, 2016, between Insignia Systems, Inc. and Kristine A. Glancy